Exhibit 4.3

[FACE OF NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

REGISTERED	CUSIP No.:	PRINCIPAL AMOUNT:
No. FXR-

EOP OPERATING LIMITED PARTNERSHIP

MEDIUM-TERM INTERNOTE
(Fixed Rate)

ORIGINAL ISSUE DATE:	INTEREST RATE: %	STATED MATURITY DATE:

INTEREST PAYMENT
FREQUENCY:		REDEMPTION OPTION:
[ ] Monthly	[ ] Semi-Annually	[ ] Yes
[ ] Quarterly	[ ] Annually	[ ] No

INITIAL REDEMPTION	INITIAL REDEMPTION	ANNUAL REDEMPTION
DATE:	PERCENTAGE: %	PERCENTAGE
REDUCTION: %
OPTIONAL REPAYMENT:	OPTIONAL REPAYMENT
[ ] Yes	DATE(S):
[ ] No

SURVIVOR’S OPTION:	AUTHORIZED DENOMINATION:
[ ] Yes (if yes, the attached Survivor’s Option Rider is incorporated into this Note)	[ ] $1,000 and integral multiples thereof [ ] Other:
[ ] No

ADDENDUM ATTACHED	OTHER/ADDITIONAL PROVISIONS:
[ ] Yes
[ ] No

     EOP Operating Limited Partnership, a Delaware limited partnership (the “Issuer”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee of DTC, or registered assigns, the Principal Amount stated above on the Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof, or any earlier date of acceleration of maturity) (each such date being hereinafter referred to as the “Maturity Date” with respect to the principal repayable on such date) and to pay interest thereon (and on any overdue principal and/or interest to the extent legally enforceable) at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment. The Issuer will pay interest in arrears on each Interest Payment Date (as defined below), if any, commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the registered holder (the “Holder”) of this Note on the Record Date with respect to such second Interest Payment Date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months. The Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month of the Original Issue Date; in the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month of the Original Issue Date; in the case of a Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month of the Original Issue Date; and in the case of a Note that provides for annual interest payments, the Interest Payment Dates shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month of the Original Issue Date (each, an “Interest Payment Date”).

     Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes, as defined on the reverse hereof) is registered at the close of business on the first day of the calendar month (whether or not a Business Day, as defined below) in which such Interest Payment Date occurs (the “Record Date”); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date other than the Maturity Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on the close of business on any Record Date and, instead, shall be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture.

     Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, upon delivery of instructions as contemplated on the reverse hereof) at the office or agency of the Issuer maintained for that purpose in New York, New York. The Issuer hereby initially designates the Corporate Trust Office of the Trustee as the office to be maintained by it where this Note may be presented for payment, registration of transfer or exchange and where notices or demands to or upon the Issuer or Equity Office Properties Trust, as guarantor of the Notes (“Equity Office,” which term includes any successor under the Indenture), in respect of this Note or the Indenture may be served. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made at the aforementioned office or agency maintained by the Issuer or, at the option of the Issuer, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by the Trustee; provided, however, that a Holder of U.S.$10,000,000 or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if such Holder has delivered appropriate wire transfer instructions in writing to the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect with respect to interest payments due on future Interest Payment Dates until revoked by such Holder.

     If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

     As used herein, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified on the face hereof, in an Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof. Capitalized terms used herein, including on the reverse hereof, and not defined herein or on the reverse hereof or in an Addendum hereto shall have the respective meanings given to such terms in the Indenture.

     Notwithstanding the foregoing, if an Addendum is attached hereto or “Other/Additional Provisions” apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such “Other/Additional Provisions.”

     Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to the benefit of the Indenture or the Guarantee of Equity Office or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by an authorized signatory.

Dated:	EOP OPERATING LIMITED PARTNERSHIP,
as Issuer

Attest:	By:	EQUITY OFFICE PROPERTIES TRUST, not
individually but as General Partner

By:	By:

Name:		Name:
Title:		Title:

EQUITY OFFICE PROPERTIES TRUST,
as Guarantor

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated:	BNY MIDWEST TRUST COMPANY, as Trustee

By:

Authorized Signatory

[REVERSE OF NOTE]

EOP OPERATING LIMITED PARTNERSHIP

MEDIUM-TERM INTERNOTE
(Fixed Rate)

     This Note is one of a duly authorized series of senior debt securities (hereinafter called the “Debt Securities”) of the Issuer issued and to be issued under an Indenture, dated as of August 29, 2000, as supplemented by the First Supplemental Indenture, dated as of June 18, 2001 (as supplemented, the “Indenture”), duly executed and delivered by the Issuer and Equity Office to U.S. Bank National Association, formerly known as U.S. Bank Trust National Association, as trustee, to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, duties and immunities thereunder of the trustee, the Issuer, Equity Office and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. The trustee with respect to the Notes will be BNY Midwest Trust Company (herein called the “Trustee,” which term includes any successor trustee under the Indenture). This Note is one of the series of Debt Securities designated as “EOP Operating Limited Partnership InterNotes®” (the “Notes”), subject to the provisions in the Indenture and is a Guaranteed Security within the meaning of, and subject to the provisions applicable to Equity Office as Guarantor thereof contained in, the Indenture.

     This Note is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and integral multiples thereof or in such other Authorized Denomination specified on the face hereof.

     This Note will not be subject to any sinking fund and, unless otherwise specified on the face hereof in accordance with the provisions of the immediately succeeding two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

     If specified on the face hereof, this Note will be subject to redemption at the option of the Issuer on any date on or after the Initial Redemption Date specified on the face hereof, in whole or from time to time in part in increments of U.S. $1,000 or such other integral multiple of an Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such other minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (the “Redemption Date”), on written notice given to the Holder hereof (in accordance with the provisions of the Indenture) not more than 60 nor less than 30 calendar days prior to the Redemption Date. The “Redemption Price” shall be the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof as set forth below) multiplied by the unpaid principal amount of this

® InterNotes is a registered servicemark of Incapital Holdings LLC.

Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, until the Redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Issuer (and executed by Equity Office as Guarantor) in the name of the Holder hereof upon the presentation and surrender hereof.

     If specified on the face hereof, this Note will be subject to repayment by the Issuer at the option of the Holder hereof on the Optional Repayment Date(s) specified on the face hereof, in whole or in part in increments of U.S. $1,000 or such other integral multiple of an Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such other minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (the “Repayment Date”). For this Note to be repaid, the Trustee must receive at its Corporate Trust Office not more than 60 nor less than 30 calendar days prior to the Repayment Date such Note and the executed and completed repayment election form entitled “Option to Elect Repayment” forwarded by the Holder hereof. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Issuer (and executed by Equity Office as Guarantor) in the name of the Holder hereof upon the presentation and surrender hereof.

     In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

The Indenture contains provisions permitting the Issuer, Equity Office and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Debt Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Debt Securities of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Debt Security at the time Outstanding so affected, (i) change the final maturity of any Debt Security, or reduce the principal amount thereof or any premium thereon, if any, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment on any Debt Security, or (ii) reduce the percentage in principal amount of Outstanding Debt Securities the Holders of which are required to consent to any such supplemental indenture, or (iii) reduce the percentage in principal amount of Outstanding Debt Securities the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults thereunder, or (iv) modify Equity Office’s Guarantee, if any, of the Debt Securities. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Debt Securities of any series, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series (or, in the case of certain defaults or Events of Default, all series of Outstanding Debt Securities) may on behalf of the Holders of all the Debt Securities of such series (or all of the Debt Securities, as the case may be) waive any such past default or Event of Default and its consequences, prior to any declaration accelerating the maturity of such Debt Securities, or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to such Debt Securities. The preceding sentence shall not, however, apply to a default in or Event of Default relating to the payment of the principal of, premium, if any, or interest on any of the Debt Securities or in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holders of each Debt Security at the time Outstanding affected thereby. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal, premium, if any, and interest in respect of this Note in the manner at the respective times, at the rate or formula, and in the coin or currency, herein prescribed, or alter or impair the obligations of Equity Office in respect of its unconditional guarantee of the aforementioned payments.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Issuer upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any place where the principal hereof, premium, if any, and any interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes having the same terms and provisions, of Authorized Denominations and for the same aggregate principal amount, will be issued by the Issuer to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different Authorized Denominations but otherwise having the same terms and provisions, as requested by the Holder hereof surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any Note, or because of any indebtedness evidenced hereby or thereby (including, without limitation, any obligation or indebtedness relating to the principal of, premium, if any, interest or any other amounts due, or claimed to be due, on this Note), or for any claim based thereon or otherwise in respect thereof, shall be had (i) against any partner other than Equity Office, as Guarantor, or any Person which owns an interest, directly or indirectly, in any partner, in the Issuer, or (ii) against any promoter, as such, or against any past, present or future shareholder, officer, trustee or partner, as such, of the Issuer or Equity Office or any successor, either directly or through the Issuer or Equity Office or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     Prior to due presentment of this Note for registration of transfer, the Issuer, Equity Office, the Trustee and any authorized agent of the Issuer, Equity Office or the Trustee may deem and treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, Equity Office nor the Trustee nor any authorized agent of the Issuer, Equity Office or the Trustee shall be affected by notice to the contrary, except as required by law.

     The Indenture, this Note and the Guarantee shall be governed by and construed in accordance with the laws of the State of New York, United States of America without regard to the principles of conflicts of laws.

ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	-		Custodian

TEN ENT	- as tenants by the entireties			(Cust)		(Minor)
JT TEN	- as joint tenants with right of		under Uniform Gifts to Minors
survivorship and not as tenants
	in common		Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT AND CERTIFICATE OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address including postal zip code of assignee)

this Note and all rights thereunder hereby irrevocably constituting and appointing

Attorney to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:

Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:*

*Signature must be guaranteed by an eligible guarantor.

OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Issuer to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the Repayment Date, to the undersigned, at                                       (Please print or typewrite name and address of the undersigned).

     For this Note to be repaid, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Issuer shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to a Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed and executed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000, or in such other Authorized Denomination specified on the face hereof) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $l,000 in excess thereof, or in such other Authorized Denomination specified on the face hereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$
DATE:	NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

SURVIVOR’S OPTION RIDER

     If the Survivor’s Option is applicable to this Note, the authorized representative of a deceased beneficial owner of the Note or a beneficial interest in the Note shall have the option to elect repayment of such Note or interest following the death of such beneficial owner (a “Survivor’s Option”). Unless specifically provided on the face of this Note, no Survivor’s Option may be exercised unless the Note or a beneficial interest in the Note was purchased at least six months prior to the Representative’s (as defined below) exercise of the Survivor’s Option.

     Upon exercise of the Survivor’s Option, the Issuer shall repay any Note (or portion thereof) properly tendered for repayment by or on behalf of the person (the “Representative”) that has authority to act on behalf of the deceased beneficial owner of a Note (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) under the laws of the appropriate jurisdiction at a price equal to 100% of the principal amount of the beneficial interest of the deceased owner in such Note plus accrued interest to, but excluding, the date of such repayment, subject to the following limitations:

          (a) The Issuer may, in its sole discretion, limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted in any calendar year (the “Annual Put Limitation”) to an amount equal to the greater of 2% of the outstanding principal amount of all Notes as of the end of the most recent calendar year or $2,000,000 in any such calendar year, or such greater amount as the Issuer in its sole discretion may determine for any calendar year, and may limit to $250,000, or such greater amount as the Issuer in its sole discretion may determine for any calendar year, the aggregate principal amount of Notes (or portions thereof) as to which exercise of the Survivor’s Option will be accepted with respect to any individual deceased owner or beneficial interests in such Notes (the “Individual Put Limitation”).

          (b) The Issuer shall not permit the exercise of the Survivor’s Option in amounts that are less than $1,000, or such other minimum Authorized Denomination specified on the face hereof, or that would result in a Note remaining outstanding after repayment of less than $1,000, or such other minimum Authorized Denomination specified on the face hereof.

          (c) Any Note (or portion thereof) tendered pursuant to a valid exercise of the Survivor’s Option may not be withdrawn and such Note (or portion thereof) may not be transferred prior to repayment.

     Each Note (or portion thereof) that is tendered pursuant to valid exercise of the Survivor’s Option shall be accepted promptly in the order all such Notes are tendered, except for any Note (or portion thereof) the acceptance of which would contravene any of the limitations described above, if applied, with respect to the relevant individual deceased owner of beneficial interests therein. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that have been accepted pursuant to exercise of the Survivor’s Option during such year has exceeded any of the limitations described above, if applied, for such year, any exercise(s) of the Survivor’s Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened either such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such Notes (or portions thereof) were tendered. Normally, any Note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor’s Option shall be repaid on the first Interest Payment Date that occurs at least 20 calendar days after the date of such acceptance. In the event that a Note (or any portion thereof) tendered for repayment pursuant to valid exercise of the Survivor’s Option is not accepted, the Trustee shall deliver a notice by first-class mail to the registered Holder thereof at its last known address as indicated in the Security Register, that states the reason such Note (or portion thereof) has not been accepted for repayment.

     In order for a Survivor’s Option to be validly exercised with respect to any Note (or portion thereof), the Trustee must receive from the Representative of the deceased beneficial owner (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of a Note (or portion thereof) to be repaid, (iii) appropriate evidence satisfactory to the Issuer and the Trustee (A) that the deceased owner was a beneficial owner of the Note at the time of death and his or her beneficial interest in such Note was owned by the deceased beneficial owner, including his or her estate, at least six months prior to the request for repayment, (B) that the death of such beneficial owner has occurred, (C) as to the date of death of the beneficial owner and (D) that the Representative has authority to act on behalf of the beneficial owner, (iv) if applicable, a properly executed assignment or endorsement, (v) if the beneficial interest in such Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Issuer and the Trustee from such nominee attesting to the deceased’s beneficial ownership interest in such Note, (vi) tax waivers and such other instruments or documents that the Issuer or the Trustee reasonably requires in order to establish the validity of the beneficial ownership of the Note and the claimant’s entitlement to repayment and (vii) any additional information the Issuer or the Trustee reasonably requires to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership interest in, or authority to make the election and to cause the repayment of the Note (or portion thereof). Subject to the Issuer’s right hereunder to limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Issuer, in its sole discretion, which determination shall be final and binding on all parties.

     The death of a person holding a beneficial ownership interest in a Note in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the Holder of the Note, and the entire principal amount of the Note so held shall be subject to repayment. The death of a person holding a beneficial ownership interest in a Note by tenancy in common shall be deemed the death of a Holder of a Note only with respect to the deceased Holder’s interest in the Note so held by tenancy in common; except that in the event a Note is held by husband and wife as tenants in common, the death of either shall be deemed the death of the Holder of the Note, and the entire principal amount of the Note so held shall be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interest in a Note shall be deemed the death of the Holder thereof for purposes of the Survivor’s Option, regardless of whether that beneficial owner was the registered Holder, if entitlement to those interests can be established to the satisfaction of the Issuer and the Trustee. A beneficial ownership interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and custodial and trust arrangements where one person has all of the beneficial ownership interests in the Note during his or her lifetime.

     With respect to Notes represented by a Global Note, DTC or its nominee is treated as the Holder of such Note and therefore shall be the only entity that can exercise the Survivor’s Option for such Notes. To obtain repayment pursuant to exercise of the Survivor’s Option with respect to such a Note, the Representative must provide to the broker or other entity through which the beneficial interest in such Note is held by the deceased beneficial owner (i) the documents described in the second preceding paragraph and (ii) a written instruction to such broker or other entity to notify DTC of such Representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) evidence satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing payments it receives from the Trustee pursuant to exercise of the Survivor’s Option to the appropriate Representative.

EOP OPERATING LIMITED PARTNERSHIP
INTERNOTES®

FORM OF NOTICE OF ELECTION TO EXERCISE SURVIVOR’S OPTION

[ ]	By checking this box, the undersigned represents that: (1) it is the authorized representative of the deceased beneficial owner identified below; (2) (a) the deceased was the beneficial owner of the principal amount of EOP Operating Limited Partnership InterNotes listed below at the date of his or her death and such InterNotes have been held by the deceased, including his or her estate, for at least six months, (b) the death of the beneficial owner listed below has occurred and (c) the undersigned representative has authority to act on behalf of the deceased beneficial owner; and (3) subject to the aggregate limitation on the amount of EOP Operating Limited Partnership InterNotes that may be tendered in any calendar year, it hereby elects to tender the principal amount of EOP Operating Limited Partnership InterNotes set forth below for repayment by EOP Operating Limited Partnership for a price equal to 100% (or such lesser amount as may be accepted for repayment) of the principal amount of the beneficial interest of the deceased owner plus accrued interest to the date of repayment.

The deceased beneficial owner held the principal amount of EOP Operating Limited Partnership InterNotes to be tendered as (check one):

a sole beneficial owner, a joint tenant or a tenant by the entirety with another or others, a tenant in common with a spouse or an individual entitled to substantially all of the beneficial interest.

a tenant in common with another (other than a spouse). If applicable please provide the amount of interest held by the deceased beneficial owner. $

Full name of deceased beneficial owner (please attach death certificate):

If applicable, full name of the nominee of the deceased beneficial owner (please attach a certificate attesting to the deceased’s beneficial ownership interest in the notes):

Principal amount of EOP Operating Limited Partnership InterNotes being tendered for repayment (amount must exceed $1,000):

$

     EOP Operating Limited Partnership may, in its sole discretion, limit the aggregate principal amount of InterNotes that may be tendered pursuant to the Survivor’s Option by any single beneficial owner in any calendar year to $250,000 or such greater amount as it may determine. Additional limitations with respect to aggregate exercises by all holders and terms of acceptance are also applicable and are more fully described in the Prospectus Supplement dated

® InterNotes is a registered servicemark of Incapital Holdings LLC.

June 10, 2004. BNY Midwest Trust Company, as Trustee for the EOP Operating Limited Partnership InterNotes on behalf of EOP Operating Limited Partnership, has the right to reject tenders of EOP Operating Limited Partnership InterNotes if a properly executed election is not submitted or if it fails to receive any tax or additional information that is required to document adherence to any conditions precedent, ownership or authority to make the election.

THIS NOTICE OF ELECTION MAY NOT BE WITHDRAWN AND
INTERNOTES SUBJECT TO THIS NOTICE OF ELECTION MAY
NOT BE TRANSFERRED PRIOR TO THE DATE OF REPAYMENT

PLEASE SIGN HERE

(Must be signed by authorized representative(s) of deceased holder. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary capacity, please set forth full title.)

Signature(s) of Authorized Representative(s):

Dated:	, 20

Name(s):

(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Area Code(s) and Telephone Number(s):

GUARANTEE OF SIGNATURE(S)

(Must be signed by an eligible guarantor.)

Name of Firm:

Authorized Signature:

Name:

(Please Print)

Title:

Address:

(Include Zip Code)

Area Code(s) and Telephone Number(s):

Dated:	, 20

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